Groupon Announces First Quarter 2021 Results
Raises Full Year 2021 Revenue and Adjusted EBITDA Guidance
North America Local Performance Accelerated in March
Launched New Customer Experience in April

•Revenue of $264 million and gross profit of $167 million
•Income from continuing operations of $14 million
•Adjusted EBITDA of $30 million
•GAAP net income per diluted share of $0.48; Non-GAAP net income per diluted share of $0.25
•Ended the first quarter with $677 million in cash

CHICAGO - May 6, 2021 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the quarter ended March 31, 2021 and provided details on its recent operating progress. The company filed its Form 10-Q with the Securities and Exchange Commission and posted an updated presentation on its investor relations website (investor.groupon.com).

"During the first quarter, we successfully leveraged the recovery tailwind to drive strong financial and operating results that included more than $550 million in gross billings," said Aaron Cooper, Interim CEO of Groupon. "We also continued to execute on our plan to significantly reduce our cost structure this year, which positions us to deliver substantial Adjusted EBITDA if the business returns to just 80% of 2019 gross profit levels. At the same time, we also made notable progress executing on our growth strategy, including the recent launch of our new customer experience. We're pleased with our forward momentum and believe we are positioning the company for long-term growth. I want to give a big thanks to the teams here at Groupon who are incredibly focused on delivering results for our customers, merchants and shareholders."

Strategy For Growth
Our strategy is focused on driving customer purchase frequency and unlocking our marketplace flywheel. We have built a holistic strategy to return Groupon to growth by delivering on our merchant and customer value propositions. As we bring together our focus on both sides of our two-sided marketplace, we are confident that we can not only inflect the business but we also believe we can drive sustained, profitable growth over time.
To achieve this goal, we have two strategic priorities - expanding inventory and modernizing our marketplace. In 2021, we are bringing these two priorities together, by leveraging a new customer experience to drive sales of our expanding inventory and delivering an improved merchant experience that we believe will accelerate our efforts to retain, reactivate and acquire merchants.

Expanding Inventory
We believe that growing high-quality inventory in a targeted set of Local experiences and markets is key to unlocking the potential of our two-sided marketplace. As a first step, Groupon launched a new inventory product, Offers, and is now focused on driving adoption of Offers among Beauty & Wellness merchants in North America. In addition, we are reducing restrictions on our Deals and continuing to focus on growing Market Rate supply.

We are on track to achieve our year-end goals for North America, including removing repeat restrictions on approximately 80% of Deals in our marketplace and increasing listings per Beauty & Wellness merchant.

Modernizing the Marketplace by Improving the Merchant and Customer Experiences
In addition to expanding inventory, we are becoming a better partner to our merchants and reducing friction for our customers.

Within customer experience, we started to roll out a brand new customer experience in April to millions of our North America app and mobile web users.

New features include:
•New homepage that offers more personalization, engaging content and better showcases our expanded inventory selection
•Enhanced search that better matches consumer intent to search results
•More targeted and intuitive customer journey for both new and existing customers
•Buy-it-again features that drive awareness of repeatable inventory and make it easier for customers to repeat purchase

"As we continue to expand our inventory, we have a unique opportunity to reimagine the customer experience," continued Cooper. "With millions of customers coming to our app and websites every day, our new customer experience can significantly shift consumer perception. We believe we can expand how consumers view Groupon - from an inspiration-only marketplace to a destination for local experiences - and drive purchase frequency and customer growth."

On the merchant experience side, we remain focused on improving the value proposition. This includes making it easier for merchants to partner with Groupon and reach more customers at unit economics that make sense for their businesses.
In the first quarter, we launched new features and improvements to our self-service deal recommendations in our merchant center.

Outlook
For the full year 2021, we are raising our guidance. We now expect to deliver $950 million to $990 million of revenue and $110 million to $120 million of Adjusted EBITDA.

"We have significantly reduced our fixed cost structure and our strong first quarter results underscore the power of our financial model," said Melissa Thomas, Groupon CFO. "During the first quarter we took additional, strategic steps to further enhance our balance sheet and equip the company with the resources we believe we need to continue executing on our long-term growth plan."

First Quarter 2021 Summary
Consolidated
•Revenue was $263.8 million in the first quarter 2021, down 29% (32% FX-neutral) compared with the first quarter 2020.

•Gross profit was $167.0 million in the first quarter 2021, down 17% (19% FX-neutral) compared with the first quarter 2020.
•SG&A was $127.1 million in the first quarter 2021 compared with $207.1 million in the first quarter 2020, primarily driven by lower payroll-related expenses due to restructuring actions and lower non-payroll expenses.
•Marketing expense declined by 44% to $33.7 million in the first quarter 2021 due to accelerated year-over-year traffic declines, significantly shortened payback thresholds, and lower investment in offline marketing and brand in light of COVID-19.
•Restructuring charges were $7.4 million in the first quarter 2021 and were related to our multi-phase restructuring plan announced in April 2020.
•Other income, net was $18.1 million in the first quarter 2021, compared with expense of $19.0 million in the first quarter 2020, which was primarily driven by a $32.2 million cumulative foreign currency translation adjustment gain that was reclassified into earnings in the first quarter 2021 as a result of the substantial liquidation of our subsidiary in Japan as part of our restructuring actions.
•Net income from continuing operations was $14.4 million in the first quarter 2021 compared with a net loss of $210.9 million in the first quarter 2020, driven primarily by impairment charges in the first quarter 2020, lower SG&A and marketing expenses in the current period, and a cumulative foreign currency translation adjustment gain. This was partially offset by the decrease in gross profit.
•Net income attributable to common stockholders was $14.6 million, or $0.48 per diluted share, in the first quarter 2021, compared with a net loss attributable to common stockholders of $213.5 million, or $7.53 per diluted share, in the first quarter 2020. Non-GAAP net income attributable to common stockholders was $7.5 million, or $0.25 per diluted share, in the first quarter 2021, compared with non-GAAP net loss attributable to common stockholders plus assumed conversions of $46.2 million, or $1.63 per diluted share, in the first quarter 2020.
•Adjusted EBITDA, a non-GAAP financial measure, was $30.4 million in the first quarter 2021, compared with Adjusted EBITDA loss of $22.5 million in the first quarter 2020.
•Global units sold were down 40% to 18 million in the first quarter 2021 largely driven by the impact of COVID-19 on demand. In the first quarter 2021, North America units were down 42% in Local and down 18% in Goods. International units were down 69% in Local and down 8% in Goods.
•Operating cash flow was $126.4 million for the trailing twelve month period, and free cash flow, a non-GAAP financial measure, was $76.3 million for the trailing twelve month period.
•Cash and cash equivalents as of March 31, 2021 were $676.8 million. In the first quarter 2021, we repaid $100.0 million of outstanding borrowings under our revolving credit facility. As of March 31, 2021, we had $100.0 million of outstanding borrowings under our revolving credit facility.
•In March 2021, we issued $200.0 million aggregate principal amount of new convertible senior notes due 2026. As of March 31, 2021, $169.8 million of the net proceeds from this offering is presented as restricted cash. We intend to use the remaining net proceeds from the offering (including additional proceeds from the over-allotment option exercised in April 2021), together with cash on hand, to repurchase our convertible notes due April 2022 during the second quarter 2021.

North America
•North America gross profit in the first quarter 2021 decreased 9% to $130.4 million, primarily driven by the impacts of COVID-19 on volume. Local gross profit in the first quarter 2021 decreased 9% to $112.4 million. Goods gross profit decreased 17% to $13.2 million. Travel gross profit increased 19% to $4.7 million.
•North America active customers were 15.2 million as of March 31, 2021.
International
•International gross profit in the first quarter 2021 decreased 36% to $36.6 million (42% FX-neutral), primarily driven by the impacts of COVID-19 on volume. Local gross profit in the first quarter 2021 decreased 52% to $21.4 million (56% FX-neutral). Goods gross profit increased 42% to $14.5 million (29% FX-neutral). Travel gross profit decreased 74% to $0.7 million (78% FX-neutral).
•International active customers were 10.6 million as of March 31, 2021.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables. All comparisons in this press release are year-over-year unless otherwise provided.

Conference Call
A conference call will be webcast Friday, May 7, 2021 at 9:00 a.m. CT / 10:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) and the Groupon blog (www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special Charges and Credits. For the three months ended March 31, 2021, special charges and credits included charges related to our restructuring plan. For the three months ended March 31, 2020, special charges and credits included goodwill and long-lived asset impairments and strategic advisor costs. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, Non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our net income attributable to common stockholders and earnings per share to exclude the impact of:
•stock-based compensation,
•amortization of acquired intangible assets,
•acquisition-related expense (benefit), net,
•special charges and credits, including restructuring charges, goodwill and long-lived asset impairment charges, and strategic advisor costs,
•non-cash interest expense on convertible senior notes,
•non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative foreign currency translation adjustments into earnings as a result of business dispositions or country exits,
•non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,
•non-operating gains and losses from sales of minority investments, and
•income (loss) from discontinued operations.
We believe that excluding the above items from our measures of non-GAAP income from continuing operations before provision (benefit) from income taxes, non-GAAP net income attributable to common stockholders and non-GAAP earnings per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income from continuing operations before provision (benefit) for income taxes.

Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross Billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our service revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from revenue reported in our condensed consolidated statements of operations, which is presented net of the merchant's share of the transaction price. For product revenue transactions, gross billings are equivalent to product revenue reported in our condensed consolidated statements of operations. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings on service revenue transactions also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. For entities that we have acquired in a business combination, this metric includes active customers of the acquired entity, including customers who made purchases prior to the acquisition. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites and mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites and mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, effects of COVID-19 or other pandemics or disease outbreaks on our business; our ability to execute, and achieve the expected benefits of, our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's exit from the European Union; global economic uncertainty; retaining and adding high quality merchants; retaining existing customers and adding new customers; competing successfully in our industry; providing a compelling mobile experience for our customers; managing refund risks; retaining and attracting members of our executive team and other qualified personnel; customer and merchant fraud; payment-related risks; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; exposure to greater than anticipated tax liabilities; adoption of tax legislation; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our convertible senior notes; our common stock, including volatility in our stock price; our ability to realize the anticipated benefits from the hedge and warrant or capped call transactions; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year-ended December 31, 2020 and Part II, Item 1A, Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and our other filings with the Securities and Exchange Commission (the "SEC"). copies of which may be obtained by visiting the company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.
You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of May 6, 2021. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.
About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is an experiences marketplace where consumers discover fun things to do and local businesses thrive. For our customers, this means giving them an amazing selection of experiences at great values. For our merchants, this means making it easy for them to partner with Groupon and reach millions of consumers around the world. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations
Jennifer Beugelmans or Megan Carrozza
ir@groupon.com

Public Relations
Nick Halliwell
press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$676,799	$850,587
Accounts receivable, net	45,402	42,998
Prepaid expenses and other current assets	41,261	40,441
Total current assets	763,462	934,026
Property, equipment and software, net	82,521	85,284
Right-of-use assets - operating leases, net	69,899	75,349
Goodwill	217,364	214,699
Intangible assets, net	28,684	30,151
Investments	36,008	37,671
Restricted cash	169,785	—
Other non-current assets	34,314	34,327
Total Assets	$1,402,037	$1,411,507
Liabilities and Equity
Current liabilities:
Short-term borrowings	$100,000	$200,000
Accounts payable	38,609	33,026
Accrued merchant and supplier payables	329,000	410,963
Accrued expenses and other current liabilities	299,282	294,999
Total current liabilities	766,891	938,988
Convertible senior notes, net	441,996	229,490
Operating lease obligations	83,527	90,927
Other non-current liabilities	44,003	44,428
Total Liabilities	1,336,417	1,303,833
Commitment and contingencies
Stockholders' Equity
Common stock, par value $0.0001 per share, 100,500,000 shares authorized; 39,352,337 shares issued and 29,058,220 shares outstanding at March 31, 2021; 39,142,896 shares issued and 28,848,779 shares outstanding at December 31, 2020	4	4
Additional paid-in capital	2,261,095	2,348,114
Treasury stock, at cost, 10,294,117 shares at March 31, 2021 and December 31, 2020	(922,666)	(922,666)
Accumulated deficit	(1,258,283)	(1,320,886)
Accumulated other comprehensive income (loss)	(14,455)	3,109
Total Groupon, Inc. Stockholders' Equity	65,695	107,675
Noncontrolling interests	(75)	(1)
Total Equity	65,620	107,674
Total Liabilities and Equity	$1,402,037	$1,411,507

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Service	$172,624	$207,028
Product	91,193	167,122
Total revenue	263,817	374,150
Cost of revenue:
Service	18,425	26,915
Product	78,409	145,988
Total cost of revenue	96,834	172,903
Gross profit	166,983	201,247
Operating expenses:
Marketing	33,666	60,130
Selling, general and administrative	127,143	207,135
Goodwill impairment	—	109,486
Long-lived asset impairment	—	22,351
Restructuring and related charges	7,422	6
Total operating expenses	168,231	399,108
Income (loss) from operations	(1,248)	(197,861)
Other income (expense), net	18,123	(18,987)
Income (loss) from continuing operations before provision (benefit) for income taxes	16,875	(216,848)
Provision (benefit) for income taxes	2,427	(5,988)
Income (loss) from continuing operations	14,448	(210,860)
Income (loss) from discontinued operations, net of tax	—	382
Net income (loss)	14,448	(210,478)
Net (income) loss attributable to noncontrolling interests	110	(3,044)
Net income (loss) attributable to Groupon, Inc.	$14,558	$(213,522)

Basic net income (loss) per share:
Continuing operations	$0.50	$(7.54)
Discontinued operations	—	0.01
Basic net income (loss) per share	$0.50	$(7.53)

Diluted net income (loss) per share:
Continuing operations	$0.48	$(7.54)
Discontinued operations	—	0.01
Diluted net income (loss) per share	$0.48	$(7.53)

Weighted average number of shares outstanding
Basic	29,028,489	28,365,216
Diluted	30,265,563	28,365,216

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income (loss)	$14,448	$(210,478)
Less: Income (loss) from discontinued operations, net of tax	—	382
Income (loss) from continuing operations	14,448	(210,860)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	14,727	23,385
Amortization of acquired intangible assets	2,292	2,524
Impairment of goodwill	—	109,486
Impairment of long-lived assets	—	22,351
Stock-based compensation	7,179	14,015
Impairment and other changes in fair value of investments	—	8,089
Amortization of debt discount on convertible senior notes	303	3,516
Foreign currency translation adjustments reclassified into earnings	(32,228)	—
Change in assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(2,812)	8,334
Prepaid expenses and other current assets	(1,640)	13,222
Right-of-use assets - operating leases	5,122	7,009
Accounts payable	5,896	5,860
Accrued merchant and supplier payables	(76,884)	(223,098)
Accrued expenses and other current liabilities	9,823	(11,970)
Operating lease obligations	(6,007)	(10,130)
Other, net	13,376	1,859
Net cash provided by (used in) operating activities from continuing operations	(46,405)	(236,408)
Net cash provided by (used in) operating activities from discontinued operations	—	—
Net cash provided by (used in) operating activities	(46,405)	(236,408)
Investing activities
Purchases of property and equipment and capitalized software	(12,040)	(10,596)
Proceeds from sale of investment	—	31,605
Acquisitions of intangible assets and other investing activities	(704)	(1,445)
Net cash provided by (used in) investing activities from continuing operations	(12,744)	19,564
Net cash provided by (used in) investing activities from discontinued operations	—	—
Net cash provided by (used in) investing activities	(12,744)	19,564
Financing activities
Proceeds from issuance of 2026 convertible notes	200,000	—
Proceeds from (payments of) borrowings under revolving credit agreement	(100,000)	150,000
Purchase of capped call transactions	(23,840)	—
Issuance costs for 2026 convertible notes and revolving credit agreement	(6,572)	—
Taxes paid related to net share settlements of stock-based compensation awards	(4,901)	(3,299)
Payments of finance lease obligations	(2,061)	(2,707)
Other financing activities	(8)	(2,682)
Net cash provided by (used in) financing activities	62,618	141,312
Effect of exchange rate changes on cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	(7,466)	(9,174)
Net increase (decrease) in cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	(3,997)	(84,706)
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,997)	(84,706)
Cash, cash equivalents and restricted cash, beginning of period	851,085	752,657
Cash, cash equivalents and restricted cash, end of period	$847,088	$667,951

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
North America Segment:						Q1 2021
Gross Billings (1):						Y/Y Growth
Local	$392,609	$167,455	$230,422	$248,056	$281,296	(28.4)%
Travel	33,660	11,524	23,373	17,994	31,460	(6.5)
Goods	100,394	173,534	108,514	118,654	69,768	(30.5)
Total Gross Billings	$526,663	$352,513	$362,309	$384,704	$382,524	(27.4)%
Revenue:
Local	$142,660	$81,724	$98,561	$109,238	$125,374	(12.1)%
Travel	6,449	2,525	4,748	3,964	5,959	(7.6)
Goods	86,020	149,108	77,002	56,625	15,911	(81.5)
Total Revenue	$235,129	$233,357	$180,311	$169,827	$147,244	(37.4)%
Gross Profit:
Local	$123,859	$71,638	$87,507	$96,036	$112,426	(9.2)%
Travel	3,962	1,890	3,874	3,181	4,718	19.1
Goods	15,950	28,164	18,336	21,234	13,224	(17.1)
Total Gross Profit	$143,771	$101,692	$109,717	$120,451	$130,368	(9.3)%

Contribution Profit (2)	$104,362	$87,616	$89,999	$97,615	$107,600	3.1%

International Segment:						Q1 2021
Gross Billings:						Y/Y Growth	Fx Effect	Y/Y Growth excluding FX (3)
Local	$157,401	$61,897	$113,105	$89,442	$69,674	(55.7)	(3.8)	(59.5)%
Travel	26,831	8,769	25,827	8,001	3,459	(87.1)	(1.8)	(88.9)
Goods	95,504	159,544	95,882	150,666	98,315	2.9	(9.0)	(6.1)
Total Gross Billings	$279,736	$230,210	$234,814	$248,109	$171,448	(38.7)	(5.4)	(44.1)%
Revenue:
Local	$48,668	$18,025	$36,528	$35,053	$23,189	(52.4)	(4.0)	(56.4)%
Travel	3,273	955	3,140	1,109	847	(74.1)	(3.7)	(77.8)
Goods	87,080	143,309	84,040	137,064	92,537	6.3	(9.1)	(2.8)
Total Revenue	$139,021	$162,289	$123,708	$173,226	$116,573	(16.1)	(7.3)	(23.4)%
Gross Profit:
Local	$44,524	$14,843	$33,687	$32,858	$21,427	(51.9)	(4.0)	(55.9)%
Travel	2,744	804	2,711	891	713	(74.0)	(3.9)	(77.9)
Goods	10,208	19,887	13,907	24,599	14,475	41.8	(12.5)	29.4
Total Gross Profit	$57,476	$35,534	$50,305	$58,348	$36,615	(36.3)	(5.5)	(41.8)%

Contribution Profit	$36,755	$24,368	$38,637	$43,408	$25,717	(30.0)%

Consolidated Results of Operations:
Gross Billings:
Local	$550,010	$229,352	$343,527	$337,498	$350,970	(36.2)	(1.1)	(37.3)%
Travel	60,491	20,293	49,200	25,995	34,919	(42.3)	(0.8)	(43.1)
Goods	195,898	333,078	204,396	269,320	168,083	(14.2)	(4.4)	(18.6)
Total Gross Billings	$806,399	$582,723	$597,123	$632,813	$553,972	(31.3)	(1.9)	(33.2)%
Revenue:
Local	$191,328	$99,749	$135,089	$144,291	$148,563	(22.4)	(1.0)	(23.4)%
Travel	9,722	3,480	7,888	5,073	6,806	(30.0)	(1.2)	(31.2)
Goods	173,100	292,417	161,042	193,689	108,448	(37.3)	(4.6)	(41.9)
Total Revenue	$374,150	$395,646	$304,019	$343,053	$263,817	(29.5)	(2.7)	(32.2)%
Gross Profit:
Local	$168,383	$86,481	$121,194	$128,894	$133,853	(20.5)	(1.1)	(21.6)%
Travel	6,706	2,694	6,585	4,072	5,431	(19.0)	(1.6)	(20.6)
Goods	26,158	48,051	32,243	45,833	27,699	5.9	(4.9)	1.0
Total Gross Profit	$201,247	$137,226	$160,022	$178,799	$166,983	(17.0)	(1.6)	(18.6)%

Contribution Profit	$141,117	$111,984	$128,636	$141,023	$133,317	(5.5)%
Net cash provided by (used in) operating activities from continuing operations	$(236,408)	$87,112	$4,792	$80,906	$(46,405)	(80.4)%
Free Cash Flow	$(247,004)	$72,791	$(6,953)	$68,857	$(58,445)	(76.3)%

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Active Customers (4)
North America	25.3	22.8	20.2	17.5	15.2
International	16.5	15.3	13.9	12.1	10.6
Total Active Customers	41.8	38.1	34.2	29.6	25.8

North America Units
Local	14,132	5,871	8,148	8,745	8,266
Goods	3,742	6,996	4,428	5,631	3,081
Travel	312	78	151	135	193
Total North America units	18,186	12,945	12,727	14,511	11,540

International Units
Local	6,844	2,202	4,171	3,350	2,091
Goods	4,487	7,820	4,320	7,058	4,121
Travel	249	64	192	93	51
Total International units	11,580	10,086	8,683	10,501	6,263

Consolidated Units
Local	20,976	8,073	12,319	12,095	10,357
Goods	8,229	14,816	8,748	12,689	7,202
Travel	561	142	343	228	244
Total consolidated units	29,766	23,031	21,410	25,012	17,803

Headcount
Sales (5)	2,218	1,016	1,369	1,276	1,207
Other	4,059	3,193	2,911	2,883	2,768
Total Headcount	6,277	4,209	4,280	4,159	3,975
(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Income (loss) from continuing operations	$(210,860)	$(73,112)	$(16,561)	$13,971	$14,448
Adjustments:
Stock-based compensation	14,015	8,543	8,379	8,073	7,179
Depreciation and amortization	25,909	24,434	18,023	19,156	17,019
Acquisition-related expense (benefit), net	4	2	—	—	—
Restructuring and related charges (1)	6	40,478	20,559	3,799	7,422
Goodwill impairment	109,486	—	—	—	—
Long-lived asset impairment	22,351	—	—	—	—
Strategic advisor costs	3,626	—	—	—	—
Other (income) expense, net	18,987	1,695	867	(4,581)	(18,123)
Provision (benefit) for income taxes	(5,988)	(696)	(486)	(334)	2,427
Total adjustments	188,396	74,456	47,342	26,113	15,924
Adjusted EBITDA	$(22,464)	$1,344	$30,781	$40,084	$30,372
(1)Restructuring and related charges includes $13.9 million, $3.3 million and $4.4 million, of long-lived asset impairments for the three months ended June 30, 2020, September 30, 2020 and December 31, 2020. It also includes $1.4 million and $0.3 million of additional stock-based compensation for the three months ended June 30, 2020 and September 30, 2020.

    The following is a reconciliation of non-GAAP net income (loss) attributable to common stockholders to net income (loss) attributable to common stockholders and a reconciliation of non-GAAP net income (loss) per share to diluted net income (loss) per share for three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$14,558	$(213,522)
Less: Net income (loss) attributable to noncontrolling interest	110	(3,044)
Net income (loss)	14,448	(210,478)
Less: Income (loss) from discontinued operations, net of tax	—	382
Income (loss) from continuing operations	14,448	(210,860)
Less: Provision (benefit) for income taxes	2,427	(5,988)
Income (loss) from continuing operations before provision (benefit) for income taxes	16,875	(216,848)
Stock-based compensation	7,179	14,015
Amortization of acquired intangible assets	2,292	2,524
Acquisition-related expense (benefit), net	—	4
Restructuring and related charges	7,422	6
Impairment and other changes in fair value of investments	—	8,089
Impairment of goodwill	—	109,486
Impairment of long-lived assets	—	22,351
Strategic advisor costs	—	3,626
Intercompany foreign currency losses (gains) and foreign currency translation adjustments reclassified into earnings	(15,233)	5,313
Non-cash interest expense on convertible senior notes	303	3,516
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes	18,838	(47,918)
Less: Non-GAAP provision (benefit) for income taxes	11,429	(4,780)
Non-GAAP net income (loss)	7,409	(43,138)
Net (income) loss attributable to noncontrolling interest	110	(3,044)
Non-GAAP Net Income (loss) attributable to common stockholders	$7,519	$(46,182)

Weighted-average shares of common stock - diluted	30,265,563	28,365,216
Impact of dilutive securities	(195,733)	—
Weighted-average shares of common stock - non-GAAP	30,069,830	28,365,216

Diluted net income (loss) per share	$0.48	$(7.53)
Impact of non-GAAP adjustments and related tax effects	(0.23)	5.90
Non-GAAP diluted net income (loss) per share	$0.25	$(1.63)
Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Net cash provided by (used in) operating activities from continuing operations	$(236,408)	$87,112	$4,792	$80,906	$(46,405)
Purchases of property and equipment and capitalized software	(10,596)	(14,321)	(11,745)	(12,049)	(12,040)
Free cash flow	$(247,004)	$72,791	$(6,953)	$68,857	$(58,445)

Net cash provided by (used in) investing activities from continuing operations	$19,564	$(15,568)	$(12,469)	$(12,873)	$(12,744)
Net cash provided by (used in) financing activities	$141,312	$42,862	$(3,617)	$(3,759)	$62,618